As filed with the Securities and Exchange Commission on April 17, 2008

Registration No. 333-149855

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-3
REGISTRATION STATEMENT

Under the Securities Act of 1933

Integrated BioPharma, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	2834	22-2407475
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial Classification code number)	(I.R.S. employer Identification no.)

225 Long Avenue
Hillside, NJ 07205
(888) 319-6962
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

E. Gerald Kay
Chief Executive Officer
Integrated BioPharma, Inc.
225 Long Avenue
Hillside, NJ 07205
(888) 319-6962
(Address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Andrew H. Abramowitz, Esq.
Greenberg Traurig, LLP
200 Park Avenue
New York, NY 10166
Telephone (212) 801-9200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, $0.002 par value per share	6,003,167	$2.92	$17,529,247	$688.90

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low sales prices of the common stock, as reported on the NASDAQ Global Market on March 19, 2008.

(2) Previously paid.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment is filed solely to file an amendment to Item 16 of Part II. No change is made to the preliminary prospectus constituting Part I of this Registration Statement or Items 14, 15 or 17 of Part II of the Registration Statement.

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

Exhibit Number

5.1	Opinion of Greenberg Traurig, LLP, counsel to the registrant*

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)*

24.1	Power of attorney*

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* previously filed

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillside, State of New Jersey, on this 17th day of April 2008.

INTEGRATED BIOPHARMA, INC.
By: /s/ E. Gerald Kay
E. Gerald Kay
Chief Executive Officer
(principal executive officer)

By: /s/ Dina L. Masi
Dina L. Masi
Chief Financial Officer
(principal accounting and financial officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated

/s/ E. Gerald Kay	Chairman and Chief Executive Officer	April 17, 2008
E. Gerald Kay	(Principal Executive Officer)

/s/ Dina L. Masi	Chief Financial Officer	April 17, 2008
Dina L. Masi	(Principal Accounting and Financial Officer)

*	Director	April 17, 2008
Carl DeSantis

*	Director	April 17, 2008
Riva Sheppard

*	Director	April 17, 2008
Christina Kay

*	Director	April 17, 2008
Robert B. Kay

*	Director	April 17, 2008
Robert Canarick

*	Director	April 17, 2008
Glenn Chang

Director
Vidadi M. Yusibov

* By:	/s/ Dina L. Masi
Dina L. Masi
Attorney-in-fact

16

EXHIBIT INDEX

Exhibit Number

5.1	Opinion of Greenberg Traurig, LLP, counsel to the registrant*

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Greenberg Traurig, LLP (contained in Exhibit 5.1)*

24.1	Power of attorney*

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* previously filed